UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008 (May 21, 2008)

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	Indenture

On May 28, 2008, EnerSys (the “Company”) and The Bank of New York, as trustee (the “Trustee”), entered into an Indenture, the form of which was filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3ASR (No. 333-151000) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2008.

The Indenture, which is filed as Exhibit 4.1 hereto, is hereby incorporated by reference into the Registration Statement.

(b)	Supplemental Indenture

On May 28, 2008, the Company and the Trustee entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated May 28, 2008. The Supplemental Indenture relates to the Company’s 3.375% Convertible Senior Notes due 2038 (the “Notes”). On May 28, 2008, the Company issued and sold $172,500,000 original aggregate principal amount of the Notes in a public offering pursuant to the Registration Statement. The Supplemental Indenture includes a form of Note.

The Notes will pay interest semiannually at a rate of 3.375% per annum until June 1, 2015, after which their principal amount will accrete at a rate that provides holders with an aggregate annual yield to maturity of 3.375% per year. Commencing with the interest period beginning June 1, 2015, the Notes will also pay contingent interest under certain circumstances based on the trading price of the Notes. The Notes will mature on June 1, 2038, subject to earlier repurchase or conversion. The Notes have an initial conversion rate of 24.6305 shares of common stock per $1,000 original principal amount (equivalent to a conversion price of approximately $40.60 per share), subject to adjustment.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.2 hereto and incorporated herein by reference. The Supplemental Indenture is hereby incorporated by reference into the Registration Statement.

(c)	Underwriting Agreements

On May 21, 2008, the Company entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the underwriters named therein, and the selling stockholders named therein, relating to the sale by the selling stockholders of up to 3,740,000 shares of the Company’s common stock, par value $0.01 per share, at an initial price to public of $29.00 per share.

The foregoing description of the Common Stock Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Common Stock Underwriting Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On May 21, 2008, the Company entered into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement”) with Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the underwriters named therein, relating to the sale by the Company of up to $172,500,000 aggregate original principal amount of convertible senior notes due 2038 (the “Notes”).

The foregoing description of the Convertible Notes Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Convertible Notes Underwriting Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates are agents or lenders under the Company’s credit facility.

The Underwriting Agreements are hereby incorporated by reference into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01(b) above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 28, 2008, between EnerSys and The Bank of New York, as trustee

4.2	First Supplemental Indenture, dated as of May 28, 2008, between EnerSys and The Bank of New York, as trustee

10.1	Underwriting Agreement, dated as of May 21, 2008, among EnerSys, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein, and the selling stockholders named therein

10.2	Underwriting Agreement, dated as of May 21, 2008, among EnerSys, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERSYS

By:	/s/ Michael T. Philion
Name:	Michael T. Philion
Title:	Executive Vice President-Finance and Chief Financial Officer

Dated: May 28, 2008

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of May 28, 2008, between EnerSys and The Bank of New York, as trustee

4.2	First Supplemental Indenture, dated as of May 28, 2008, between EnerSys and The Bank of New York, as trustee

10.1	Underwriting Agreement, dated as of May 21, 2008, among EnerSys, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein, and the selling stockholders named therein

10.2	Underwriting Agreement, dated as of May 21, 2008, among EnerSys, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named therein